                                                                    Exhibit 99.4

                                                           Media Relations Department
                                                           P.O.  Box 1734, Atlanta, Georgia 30301
                                                           Telephone (404) 676-2121

FOR IMMEDIATE RELEASE                                                                                                                      Contact:             Ben Deutsch
                               (404) 676-2683

THE COCA-COLA COMPANY CLOSES ACQUISITION OF GLACÉAU,
MAKER OF VITAMINWATER

ATLANTA, June 7, 2007 – The Coca-Cola Company today announced that it has closed its previously announced acquisition of Energy Brands, Inc., known as glacéau, and its full range of fast-growing, enhanced water brands, including vitaminwater.  Glacéau will now operate as a separate business unit of Coca-Cola North America, giving it a strong platform from which to accelerate its growth in active lifestyle beverages.

“This acquisition fits perfectly within our focus on our North American business and our belief that, alongside our sparkling beverage leadership, an expanded active lifestyle business will greatly enhance our still beverage line-up,” said Muhtar Kent, president and chief operating officer, The Coca-Cola Company.  “We’re pleased to have closed the transaction, and now we are moving full speed ahead to fully leverage glacéau’s growth potential, first in the United States and then around the world.”

Today’s closing of the acquisition follows the expiration of the waiting period under the Hart-Scott-Rodino Act and the satisfaction of other customary closing conditions.

About The Coca-Cola Company
The Coca-Cola Company is the world's largest beverage company. Along with Coca-Cola®, recognized as the world's most valuable brand, the Company markets four of the world's top five nonalcoholic sparkling beverage brands, including Diet Coke®, Fanta® and Sprite®, and a wide range of other beverages, including diet and light beverages, waters, juices and juice drinks, teas, coffees, energy and sports drinks.

Through the world's largest beverage distribution system, consumers in more than 200 countries enjoy the Company's beverages at a rate exceeding 1.4 billion servings each day. For more information about The Coca-Cola Company, please visit our website at www.thecoca-colacompany.com.

About glacéau
it all started when one thirsty man named darius wanted better water, but couldn’t find any worth drinking, so he decided to make his own. along came a guy from queens named mike (he’s like darius’ robin…but don’t tell him that) and because mike has a gift for gab, it’s no wonder word got around, thus emerged glacéau, a fresh new approach to bottled water. today glacéau, the creator and leader of the enhanced water category, is the maker of vitaminwater®, fruitwater®, smartwater® and vitaminenergy™. now with 1,000+ full and part-time employees, (that’s a big holiday party) glacéau is all about helping thirsty people like you hydrate responsibly with products that are free of sodium and artificial ingredients. that means no artificial sweeteners, no artificial colors and especially no artificial intelligence (never to be trusted). for more information visit www.glaceau.com.

Forward-Looking Statements
    This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity concerns; scarcity and quality of water; changes in the nonalcoholic beverages business environment, including changes in consumer preferences based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs, changes in lifestyles and increased consumer information; increased competition; our ability to expand our operations in emerging markets; foreign currency and interest rate fluctuations; our ability to maintain good relationships with our bottling partners; the financial condition of our bottlers; our ability to maintain good labor relations, including our ability to renew collective bargaining agreements on satisfactory terms and avoid strikes or work stoppages; increase in the cost of energy; increase in cost, disruption of supply or shortage of raw materials; changes in laws and regulations relating to beverage containers and packaging, including mandatory deposit, recycling, eco-tax and/or product stewardship laws or regulations; adoption of significant additional labeling or warning requirements; unfavorable economic and political conditions in international markets, including civil unrest and product boycotts; changes in commercial or market practices and business model within the European Union; litigation uncertainties; adverse weather conditions; our ability to maintain brand image and product quality as well as other product issues such as product recalls; changes in legal and regulatory environments; changes in accounting standards and taxation requirements; our ability to achieve overall long-term goals; our ability to protect our information systems; additional impairment charges; our ability to successfully manage Company-owned bottling operations; global or regional catastrophic events; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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